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                                 [EXHIBIT 10.25]

                                 ROYAL INSURANCE

                            AGENCY-COMPANY AGREEMENT


American and Foreign Insurance Company
Globe Indemnity Company
Royal Insurance Company of America

The above-designated member company or companies of Royal Insurance, hereafter referred to as "Company," and Beehive Insurance. Inc. with its principal place of business at 227 West 600 South, Salt Lake City, UT 84101, hereafter referred to as "Agent," are parties to this Agency-Company Agreement.

Company and Agent, in consideration of the mutual covenants and promises contained herein, agree as follows:

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                                   DEFINITIONS

The following definitions shall apply to this Agreement and all amendments to this Agreement:

A. BINDER - An agreement to provide coverage prior to actual issuance of a written policy, bond, endorsement or other contract. This term shall include "cover notes."

B. POLICY - All contracts of insurance and suretyship and other agreements expanding or contracting coverage afforded under such contracts.

C. COMMISSION SCHEDULE - That schedule setting forth the commission rate to be paid on a given line or classification of business and any amendments to such schedule.

D. SCHEDULE OF BINDING AUTHORITY - That schedule which specifies the Agent's authority or lack of authority to bind risks or coverage on behalf of Company and any amendments to such schedule.

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                                AGENT'S AUTHORITY

Agent is an independent contractor, not an employee of the Company, and nothing in this Agreement shall be construed to create an employer/employee relationship between Company and Agent. Subject to requirements imposed by law, the terms of this Agreement and the
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underwriting policies, rules and guidelines of the
Company, Agent is authorized by the Company to:

A. Issue Binders and Policies within the lawful purview of Company in those states where the Agent is properly licensed to negotiate and solicit insurance, subject to the restrictions established by the Company in its Schedule of Binding Authority or otherwise conveyed to the Agent in writing. Agent shall promptly notify the Company of any such issuance by furnishing Company with a written copy of-the Binder or Policy within five (5) working days of issuance.

B. Effect the cancellation of Binders and Policies unless prohibited by their terms. Agent shall promptly notify the Company in writing when such cancellations are effected.

C. Collect and receipt for premiums on Policies written by Agent pursuant to this Agreement and to retain commissions out of premiums so collected as compensation for Agent's services.

D. Provide all usual and customary services of an insurance agent on all Policies placed by Agent with Company.

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                               AGENT'S DUTIES AND
                                RESPONSIBILITIES

Agent shall be obligated to:

A. Maintain complete and current records and accounts relating to Policies written under the Agreement.

B. Pay all premiums due the Company in a timely manner as required under Sections 5 through 7 of this Agreement.

C. Hold all premiums collected by Agent or returned to Agent in a fiduciary capacity as trustee for Company. Agent shall maintain premium monies in a bank account in accordance with local statutory requirements.

D. Immediately notify Company of all claims, suits or losses under Policies written pursuant to this Agreement and to cooperate in the Company's investigation, adjustment, settlement and payment of claims.

E. Comply with all regulatory requirements including, but not limited to, those addressing cancellation, nonrenewal or conditional renewal of Policies.

F. Return, upon demand, all unused policy forms or other property furnished to Agent by Company and to cooperate with and assist Company in recovering such items from any third parties.

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Agent's duties and responsibilities shall survive the termination of this
Agreement.

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                                   COMMISSIONS

A. Agent shall receive a commission for each Policy issued under this Agreement which shall constitute full compensation for the services performed by Agent on behalf of Company, unless otherwise specifically agreed by Company and Agent.

B. Commissions shall be paid at the rates indicated on the Commission Schedule in effect on the inception date of the Policy or as otherwise agreed to in writing by Company and Agent.

C. Rates under the Commission Schedule shall be subject to revision provided Company gives Agent at least ninety (90) days prior written notice of such revision. A revised commission rate shall remain in effect for at least twelve
(12) months following the effective date of such revision.

D. Agent shall promptly return to Company commissions on unearned premiums upon return of any unearned premium to a policyholder by the Company.

E. Agent shall waive the right to receive commissions on any and all premiums for which the Company has initiated collection proceedings and shall return any such commissions to Company promptly upon notice that Company has initiated such proceedings.

F. If Company is unsuccessful in collecting premiums that it has directly billed, the Agent shall upon demand immediately return to the Company any commissions that have been advanced on such uncollectible premiums.

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                            COLLECTION AND REMITTANCE
                                   OF PREMIUMS

A. Agent shall be responsible for the collection and remittance to the Company of all premiums on Policies placed in effect under this Agreement, except as provided for in Sections 5B and 5C.

B. Company shall be responsible for collecting premiums on business that is directly billed by Company.

C. When additional premiums are due as the result of a final audit, or premiums are due on a reporting-form policy or a non-cancellable bond, the Company shall be responsible for collection of premiums provided the following conditions have been met:

        1. Agent has made a reasonable effort to collect the premiums and has failed, and

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        2. Agent has notified the Company in writing of its inability to collect within forty-five (45) days of the end of the month in which the billing was issued.

D. The Company shall have access at all reasonable times to the Agent's books and records for the purpose of determining any fact relating to money due the Company on business placed with the Company by the Agent.

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                             AGENCY BILLED PREMIUMS

Business placed by Agent that has not been directly billed by Company shall be governed by the following provisions:

A. Itemized monthly accounts shall be prepared by Company unless Company and Agent mutually agree that such monthly accounts shall be prepared by Agent.

B. When Company prepares monthly accounts, Company shall submit the account so that it is received by Agent no later than the tenth (10th) day of each month. Monthly accounts shall include all premium transactions effective during the month preceding account submission plus outstanding premium transactions from prior months and shall indicate the premium balance due Company after retention by Agent of the appropriate commission. Agent shall remit the premium balance due Company so that it is received by Company no later than the fifteenth (15th) day of the month following the month in which the account is submitted to Agent.

When Agent prepares monthly accounts, Agent shall submit the account so that it is received by Company no later than the tenth (10th) day of each month. Monthly accounts shall include all premium transactions effective during the month preceding account submission plus outstanding premium transactions from prior months and shall indicate the premium balance due Company after retention by Agent of the appropriate commission. Agent shall remit the premium balance due Company so that it is received by Company no later than the fifteenth (15th) day of the month following the month in which the account is due for submission by Agent.

D. Company may, at its discretion, bill the Agent for premiums on transactions which should have been included but were omitted from any monthly account submitted by the Agent. Any such premiums shall be remitted by Agent no later than the date designated by Company, which shall not be earlier than the date such premiums would have been due if properly reported under Section 6C.

E. If Company and Agent disagree on the amount of Policy premium, Agent may delay the payment of only that portion of the premium specifically contested in writing by the Agent until such disagreement is resolved. All premiums not subject to disagreement shall be remitted in accordance with all other provisions set forth in this section of the Agreement.

F. Occasional omissions of premium and premium disagreements as addressed in
Section 6E shall be considered as usual to the accounting procedures. However, any failure by the Agent to

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remit uncontested premiums shall be grounds for termination of this Agreement and application of Company's rights under Sections 9A4 and 10C of this Agreement.

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                             DIRECT BILLED PREMIUMS

Business placed by Agent that has been directly billed by Company shall be governed by the following provisions:

A. Company shall be responsible for collecting all premiums billed directly to policyholders and shall, within thirty (30) days after the close of each month, submit to Agent an accounting of such premiums and payment of the commissions due Agent.

B. Any premiums remitted to the Agent on direct billed business shall be promptly forwarded to the Company with proper identification.

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                            INDEMNIFICATION OF AGENT

A. Company shall indemnify and hold Agent harmless from all civil liability, including attorney's fees and costs of investigation and defense arising as a direct result of:

        1. Company's error or omission in the preparation, processing, handling or billing of business placed with Company by Agent, except to the extent that Agent has caused or contributed to such error or omission;

        2. A policyholder's failure to receive notice of cancellation, non-renewal or any other notice affecting coverage when sent directly by Company, except to the extent that Agent has caused or contributed to such failure;

        3. Company's actual or alleged failure to comply with the requirements of any Federal or State consumer protection or privacy laws or any other law where Agent is using forms supplied by Company or following procedures established by Company, except to the extent that Agent has caused or contributed to such failure;

        4. Damages sustained and caused by acts or omissions of Company in connection with claim handling, the performance of loss control counseling, inspections or similar related work, or the preparation of appraisals for Agent's policyholders or clients, except to the extent that Agent has caused or contributed to such acts or omissions;

        5. Any other action or inaction of Agent based upon Agent's use of forms supplied by Company or following instructions and procedures specifically established in writing by the Company, except to the extent that Agent has caused or contributed to such civil liability.

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B. Agent shall promptly notify Company when it receives notice of the commencement of any action relating to liabilities within the scope of Section 8A and Company shall be entitled to participate in such action or to assume the defense of any such action, with counsel satisfactory to Agent. If Company assumes the defense of any such action, it shall not be liable to Agent for any legal or other expenses subsequently incurred by Agent in connection with such action absent Company's approval of such expenses.

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                            TERMINATION OF AGREEMENT

A. This Agreement may be terminated by Company effective upon receipt by Agent of written notice from Company in the event of:

        1. Fraud by Agent;

        2. The gross negligence or willful misconduct of the Agent;

        3. Flagrant violation by Agent of Company's underwriting rules or the terms of this Agreement;

        4. Failure of Agent to pay Company all monies due under this Agreement;

        5. The inability of the Agent to pay debts as they mature; an assignment by the Agent for the benefit of creditors; the dissolution or liquidation of the Agent; the appointment of a receiver or liquidator for a substantial part of the Agent's property; the insolvency, bankruptcy, reorganization of the Agent, or the institution of such or similar proceedings by or against the Agent;

B. This Agreement shall terminate automatically and without notice if:

        1. Any public authority suspends, revokes or declines to renew the Agent's license or certificate of authority or if the Agent's license or certificate of authority is not renewed or the Agent otherwise allows its license or certificate to lapse.

        2. There is a change of control of the Agent unless Company has consented in writing to such change. A change of control shall include but not be limited to:

                a. the sale or transfer of substantially all of the Agent's assets; or

                b. the sale or transfer of the Agent's expirations or book of business; or

                c. the sale or transfer of a majority ownership interest in the Agent; or

                d. the consolidation with or merger of the Agent into another firm.

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        3. There is abandonment of this Agreement by Agent.

C. This Agreement may be terminated:

        1. Upon either party giving at least ninety (90) days advance written notice to the other, subject to applicable statutory or regulatory require meets.

        2. At any time by mutual written agreement.


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                                AFTER TERMINATION

A. If this Agreement is terminated pursuant to Section 9C and all premiums due Company have been remitted by Agent, Company shall recognize Agent as its limited agent and the following provisions shall apply:

        1. Agent's records, ownership, and use and control of expirations of Company Policies shall remain Agent's property.

        2. Agent shall be authorized to provide routine services on Policies in effect on the date of termination and Policies renewed pursuant to Section 10A3b. Agent shall not issue Binders increasing or extending the coverage provided under these Policies without the Company's prior written approval.

        3. Within fifteen (15) days of Agent's receipt of the notice of termination, the Agent may request:

               a. that Company notify all Agent's policyholders of Company's intent not to renew, or

               b. that all Policies in effect on the termination date and expiring within twelve (12) months of that date be considered for renewal. Upon such request, Company shall renew qualifying policies for one (1) term which shall not exceed twelve (12) months provided such Policies meet Company's then current underwriting criteria.

In the absence of the above requests, Company shall follow its then standard procedures for non-renewal of all Agent's policyholders.

        4. Agent may request that the Company provide a list of policyholders indicating policy numbers, expiration dates and other policy writing data that is readily available through the Company's electronic processing facilities.

        5. Agent shall continue to collect and remit premiums pursuant to the requirements set forth in Sections 5 through 7, and Company shall continue to pay commissions at the rates


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prevailing on the date of termination. Commission rates on Policies renewed after the one year period contemplated under Section 10A3 due to guaranteed renewal provisions or statutory requirements may be reasonably reduced upon receipt by Agent of written notice from Company.

        6. If Agent fails to collect and remit premiums as required under
Section 10A5, Agent's records, ownership, use and control of all Policies and expirations, notwithstanding the provisions of Section 10A1, shall become vested in Company upon the date of default in remittance of premium.

        7. Agent's authority to act as Company's limited agent under this Section shall automatically terminate upon the final expiration, cancellation or nonrenewal of all Policies in effect upon termination and renewed pursuant to this Section or upon Agent engaging in any conduct which would be cause for termination under Section 9A or 9B.

B. If this Agreement is terminated pursuant to Section 9A or 9B, all authority granted Agent under this Agreement shall be terminated immediately upon the effective date of such termination.

C. If this Agreement is terminated and all premiums due Company have not been remitted by Agent, the following provisions shall apply:

        1. Agent's records, ownership, use and control of all Policies and expirations and renewals of such Policies under this Agreement shall, upon termination, become vested in Company, and none of the provisions under Section 10A of the Agreement shall apply.

        2. The sale of rights to all Policies, expirations and renewals shall be at the sole discretion of Company. In the event of such sale, proceeds of the sale shall be applied first against any amounts owed by Agent to Company under this Agreement plus any legal fees incurred by Company relative to such sale. Proceeds of the sale in excess of such indebtedness and legal fees shall be paid to Agent, and Agent shall remain liable for any deficiency remaining after application of the proceeds of sale.

        3. The Company shall have the right to offset any commissions, contingent commissions, or profit sharing payments due and payable to the Agent under this Agreement or any other agreement between the parties, against premium balances that the Agent has failed to remit under this Agreement.

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                                 REHABILITATION

Prior to issuing a notice of termination pursuant to Section 9C1, the Company may, at its sole discretion, offer the Agent a written rehabilitation plan. If offered by Company, the rehabilitation plan shall provide objectives that Agent must accomplish during specified periods of time in order to keep this Agreement in effect and shall indicate how Company will assist Agent in accomplishing such objectives. If the Agent refuses to accept


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the rehabilitation plan or accepts the rehabilitation plan but fails to achieve the objectives within the specified periods of time, the Company may issue its notice of termination.

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                              ADDITIONAL PROVISIONS

A. The Agent shall not have authority to represent the Company on an exclusive basis with respect to any form, line, class or subclass of business, unless otherwise authorized in writing by the Company.

B. The Company shall not be responsible for any expenses of the Agent unless previously agreed to in writing by the Company.

C. If a conflict exists as to whether Agent or another agent of Company is authorized to represent an existing or prospective policyholder, the policyholder's written designation of agent of record shall be binding upon Agent and Company.

D. All Company reports addressing the Agent's loss ratio shall include credits for subrogation and salvage recoveries received by the Company.

E. Company shall print Agent's name prominently on all Policies, renewal certificates and bills that are sent to policyholders.

F. The Company shall not use its listings of the Agent's policyholders for any solicitation of business without the Agent's prior consent.

G. The Company may cancel or non-renew any binder or policy unless prohibited by their terms and shall notify Agent of its action.

H. Failure of either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition. No waiver of any breach or default hereunder shall be valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

I. With the exception of those authorities granted under Section 2, Agent shall not commit Company to liability in any manner without the prior written consent of Company.

J. All records of the Agent pertaining to any aspect of the Company's business shall be made available for inspection by Company at any reasonable time.

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                                    AMENDMENT

This Agreement may be amended in writing upon the mutual consent of Agent and Company.

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                           CONFORMANCE WITH STATE LAW

This Agreement shall be deemed amended where necessary to conform with the statutory provisions of the state(s) in which Agent is transacting business.

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                                  SUPERSESSION

This Agreement supersedes all previous agency agreements, oral or written, between Company and Agent except agreements covering "Business Guard Insurance Plans" or similar affinity group marketing programs which are covered under separate specific agreements.

IN WITNESS WHEREOF, the parties to this Agreement hereby cause this Agreement to be executed effective as of the 15th day of December, 1992

AGENT                                COMPANY

By: M. Douglas Snow                  By: K. B. Patterson
President                            General Manager - Resident Vice President